UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.4

Item 1.01.     Entry into a Material Definitive Agreement.
Non-Employee Director Compensation Policy
     On May 12, 2006, the Board of Directors (the “Board”) of Commerce Energy Group, Inc. (the “Company”) revised its Amended and Restated Non-Employee Director Compensation Policy, most recently amended on March 10, 2006 (the “Policy”). The Policy may be changed from time to time by the Board.
     The Board made the following changes to the Policy: (i) changed the initial equity compensation award given to each non-employee director following such director’s initial appointment or election to the Board from an option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), vesting quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant to (a) an issuance of 10,000 shares of restricted Common Stock vesting in full on the first day of the month in which the one year anniversary of the date of issuance occurs, and (b) a grant of an option to purchase 20,000 shares of Common Stock vesting quarterly at a rate of one quarter (1/4) of the amount of the grant on each three-month anniversary of the date of grant; (ii) reduced the expiration date of all options to be granted under the Policy from 10 years to 6 years; and (iii) changed the exercise price per share of all options to be granted under the Policy from the greater of 100% of the fair market value of a share of the Common Stock on the date of grant or the cash value of a share of Common Stock on the date of grant to 100% of the fair market value of a share of Common Stock on the date of grant. In addition, because the Form S-8 Registration Statement relating to equity-based awards issued or granted to non-employee directors pursuant to the Policy is on file and effective with the U.S. Securities and Exchange Commission (the “Commission”), the final paragraph of the Policy, which prohibited the issuance or grant of equity-based awards under the policy until a Form S-8 Registration Statement is on file and effective, has been obviated and therefore deleted. No changes to the cash compensation provisions or any other provision of the Policy were made.
     The following summary of the Amended and Restated Non-Employee Director Compensation Policy, effective May 12, 2006 (the “Amended and Restated Policy”), is qualified in its entirety by reference to the full text of the Amended and Restated Policy, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     Cash Compensation. Each non-employee director is paid a quarterly retainer of $8,000, a fee of $1,000 for each Board meeting which the Board member attends in person and a fee of $750 for each Board meeting which the Board member attends telephonically. The non-executive Chairman of the Board will also receive a supplemental quarterly retainer of $4,000. Directors who served on Board committees (other than the chairman of such committee) are paid $750 for each committee meeting the Board member attends in person and a fee of $500 for each Committee meeting which the Board member attends telephonically. Committee chairpersons are paid $1,000 for each committee meeting the chairperson attends, whether in person or telephonically. In addition, each non-employee director is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel expense policy with respect to each Board or Board committee meeting that such non-employee director attends in person if the director resides 25 miles or more from the site of the meeting.
     Equity-Based Awards. Following the initial appointment or election of each non-employee director to the Board, he or she will be (a) issued 10,000 restricted shares of Common Stock pursuant to the Commerce Energy Group, Inc. 2006 Stock Incentive Plan (the “Plan”) or any successor plan, and such shares will vest in full on the first day of the month in which the one year anniversary of the date of issuance occurs with any unvested shares being forfeited to the Company if the Board member’s Board service is terminated, and (b) granted an option to purchase 20,000 shares of Common Stock pursuant to the Plan or any successor plan.
     In addition, on or following the date of each annual meeting of stockholders at which directors are elected, each non-employee director who is either re-elected as a non-employee director or who continues in office as an incumbent director, will be (a) issued 10,000 shares of restricted Common Stock pursuant to the Plan or any successor plan, and such shares will vest in full on January 1 of the next succeeding calendar year after the date of issuance with any unvested shares being forfeited to the Company if the Board member’s Board service is terminated, and (b) granted an option to purchase 20,000 shares of Common Stock pursuant to the Plan or any successor plan.

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     Any options granted in accordance with the Amended and Restated Policy will have the following terms and conditions: (a) the options will be subject to all terms and conditions of the Plan or any successor plan; (b) the options will vest quarterly at a rate of one quarter (1/4) of the amount of the grant on each three-month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options will have a term of 6 years from the date of grant; (d) any vested options may be exercised during the time the Board member is serving as a director or after such person ceases to be a director prior to the expiration of the term of the option; and (e) the exercise price per share will be 100% of the fair market value of the Common Stock on the date of grant.
Forms of Non-Employee Director Stock Option Agreement and Non-Employee Director Restricted Share Agreement
     As described above, on May 12, 2006, the Board adopted the Amended and Restated Policy which, among other things, (i) amended the definition of exercise price per share for options such that the exercise price per share will be 100% of the fair market value of the Common Stock on the date of grant, rather than the greater of (a) 100% of the fair market value of the Common Stock on the date of grant and (b) the cash value of the Common Stock on the date of grant and (ii) changed the initial equity compensation award given to each non-employee director following such director’s initial appointment or election to the Board from an option to purchase 50,000 shares of Common Stock vesting quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant to (a) an issuance of 10,000 shares of restricted Common Stock vesting in full on the first day of the month in which the one year anniversary of the date of issuance occurs, and (b) a grant of an option to purchase 20,000 shares of Common Stock vesting quarterly at a rate of one quarter (1/4) of the amount of the grant on each three-month anniversary of the date of grant. The change to the definition of exercise price per share for options required an amendment to the Form of Non-Qualified Stock Option Award Agreement (for Non-Employee Directors). On May 12, 2006, the Board amended footnote one on page one of the Form of Non-Qualified Stock Option Award Agreement (for Non-Employee Directors) to state that the exercise price per share of a non-qualified stock option for non-employee directors will be equal to 100% of the fair market value of a share of Common Stock on the date of grant. The change to the initial equity compensation award required a new Form of Restricted Share Award Agreement (for Non-Employee Directors) under the Plan solely for purposes of effecting the initial equity compensation award given to each non-employee director following such director’s initial appointment or election to the Board. On May 12, 2006, the Board approved and adopted the Form of Restricted Share Award Agreement (for Non-Employee Directors), Initial Grant, solely for purposes of effecting the initial equity compensation award given to each non-employee director following such director’s initial appointment or election to the Board.
     The amended and restated Form of the Non-Qualified Stock Option Award Agreement (for Non-Employee Directors) which was used to grant the non-qualified stock options to each of the non-employee directors referenced below is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Form of Restricted Share Award Agreement (for Non-Employee Directors) which was used to issue the shares of restricted stock to each of the non-employee directors referenced below is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. The Form of Restricted Share Award Agreement (for Non-Employee Directors), Initial Grant, which will be used to issue shares of restricted stock to non-employee directors following their initial appointment or election to the Board, is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The Plan was previously filed with the Commission as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 1, 2006 (File No. 001-32239).
Annual Grant of Stock Options and Restricted Stock to Non-Employee Directors
     On May 12, 2006, the Board acting pursuant to its Amended and Restated Policy granted nonqualified stock options and issued shares of restricted Common Stock under the Plan to Charles E. Bayless, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins, each a non-employee director of the Company. Each non-employee director was (i) issued 10,000 shares of restricted Common Stock pursuant to the Plan, which will vest in full on January 1, 2007, with any unvested shares being forfeited to the Company if the Board member’s Board service is terminated; and (ii) granted an option to purchase 20,000 shares of Common Stock pursuant to the Plan, with the following terms and conditions: (a) the options will vest quarterly at a rate of 5,000 shares on each three-month anniversary of the date of grant (i.e., August 12, 2006, November 12, 2006, February 12, 2007 and May 12, 2007), with any unvested shares being forfeited to the Company if the Board member’s Board service is terminated; (b) the options will have a term of six years from the

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date of grant; and (c) the exercise price per share of the options was $1.17 per share, 100% of the fair market value of the Common Stock on the date of grant, as defined under the Plan.
Item 2.05.     Costs Associated with Exit or Disposal Activities.
     On May 12, 2006, in order to realign operational efficiency, the Board approved plans to close the Company’s Detroit, Michigan office and transition certain employees and operational functions to a new sales and operations office, which the Company plans to open in Dallas, Texas in October 2006. In light of the strong base of electricity and natural gas industry talent that is located in Texas, the Company plans to use this opportunity to realign and strengthen its sales and operational support capabilities for its customers in Texas, as well as its customers in the other eight states in which it operates.
     The Company employs approximately 40 employees in its Detroit, Michigan office focused primarily on energy supply, scheduling, accounting and other operational and administrative functions. The Company announced the relocation plan to the affected workforce on May 15, 2006. The Company currently subleases space at this location from American Communications Network, Inc. under the terms of an operating lease requiring ninety day written notice of termination. The Company expects to complete the transition to its new Dallas, Texas office location by October 2006.
     The Company expects the cost of the realignment and transition of employees and operational functions to total approximately $500,000, consisting primarily of cash charges for severance, retention and relocation. No material non-cash charges are anticipated. These restructuring charges are expected to be incurred and reflected partly in the fourth quarter of the fiscal year ending July 31, 2006 and the remainder in the first quarter of the fiscal year ending July 31, 2007.
Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Commerce Energy Group, Inc. Amended and Restated Non-Employee Director Compensation Policy, effective May 12, 2006.

99.2	Amended and Restated Form of Non-Qualified Stock Option Award Agreement (for Non-Employee Directors).

99.3	Form of Restricted Share Award Agreement (for Non-Employee Directors), previously filed as Exhibit 4.13 to the Commerce Energy Group, Inc. Registration Statement on Form S-8 (File No. 333-133442) filed with the Commission on April 20, 2006 and incorporated by reference herein.

99.4	Form of Restricted Share Award Agreement (for Non-Employee Directors), Initial Grant.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: May 18, 2006	By:	/S/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Commerce Energy Group, Inc. Amended and Restated Non-Employee Director Compensation Policy, effective May 12, 2006.

99.2	Amended and Restated Form of Non-Qualified Stock Option Award Agreement (for Non-Employee Directors).

99.3	Form of Restricted Share Award Agreement (for Non-Employee Directors), previously filed as Exhibit 4.13 to the Commerce Energy Group, Inc. Registration Statement on Form S-8 (File No. 333-133442) filed with the Commission on April 20, 2006 and incorporated by reference herein.

99.4	Form of Restricted Share Award Agreement (for Non-Employee Directors), Initial Grant.